UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

Antero Resources Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2014. At the Annual Meeting, the Company’s stockholders were requested to (i) elect three Class I members of the Company’s Board of Directors to serve until the Company’s 2017 annual meeting of stockholders, (ii) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, and (iii) approve the material terms of the performance goals under the Company’s Long-Term Incentive Plan. Each of these items is more fully described in the Company’s definitive proxy statement, as amended, which was filed with the Securities and Exchange Commission on April 23, 2014.

The results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 — Election of Class I Directors: The election of each Class I director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Paul M. Rady	248,844,445	7,859,527	2,381,598
Glen C. Warren, Jr.	247,918,276	8,785,696	2,381,598
James R. Levy	246,475,615	10,228,357	2,381,598

Proposal No. 2 — Ratification of the Appointment of KPMG LLP: The ratification of the appointment of KPMG LLP was approved as follows:

For	Against	Abstain
259,021,630	62,613	1,327

Proposal No. 3 — Approval of the material terms of the performance goals under the Company’s Long-Term Incentive Plan: The material terms of the performance goals under the Company’s Long-Term Incentive Plan were approved as follows:

For	Against	Abstain	Broker Non-Votes
248,816,318	7,882,291	5,363	2,381,598

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ GLEN C. WARREN, JR.

Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: May 22, 2014